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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of NewPage Holding Corporation of our report dated March 24, 2006, except for the computation of Earnings Per Share, as described in Note Q, the date of which is July 21, 2006 and Discontinued Operations, as described in Notes A and P, the date of which is May 19, 2006, relating to the financial statements of NewPage Holding Corporation and our report dated December 16, 2005, except for the computation of Earnings Per Share, as described in Note P, the date of which is July 21, 2006, and Discontinued Operations, as described in Note A, the date of which is May 19, 2006, relating to the financial statements of the Printing and Writing Papers Business of MeadWestvaco Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dayton, Ohio
August 9, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM